Exhibit 99.1

FAIRPOINT, IBEW, AND CWA REACH TENTATIVE AGREEMENTS

Washington, D.C. (February 19, 2015) - FairPoint Communications, Inc. (Nasdaq: FRP); System Council T-9 of the International Brotherhood of Electrical Workers (AFL-CIO) Locals 2320, 2326, and 2327; and the Communications Workers of America (AFL-CIO) Local 1400 are pleased to announce that today they have reached tentative agreements on the terms for new collective bargaining agreements.

The Company and the Unions agree that the terms of their new collective bargaining agreements will address, in meaningful and constructive ways, the objectives of the parties and that the new labor agreements will provide employees with wages and benefits that are among the best in northern New England. At the same time, the agreements permit the Company to achieve a much more competitive position in the marketplace.

Union members will vote on ratification of the tentative agreements as soon as possible. Effective with the signing of the tentative agreements, the parties agreed that striking employees will return to work on Wednesday, February 25, 2015.

Further comments will be withheld until the ratification vote is complete.

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